Exhibit 6: Operating Results by Business Unit and Country in Ch$ millions
(Nine Months Ended September 30)

	Year to Date 2001							Year to Date 2002

	Chile	Brazil	Optical Fiber	Argentina	Peru	Interco	Wire and Cable	Chile	Brazil	Optical Fiber	Argentina	Peru	Interco	Wire and Cable
Volume
Tons	19,825	44,183		7,679	14,237	(7,627)	78,297	20,949	34,452		511	15,268	(9,691)	61,489
Kms.			560,539				560,539			60,637				60,637

Ch$ million
Revenues	30,102	75,305	38,596	15,171	25,668	(12,329)	172,514	30,545	57,387	2,138	899	25,356	(12,469)	103,856
COGS	(26,961)	(67,055)	(27,184)	(13,955)	(21,784)	11,782	(145,156)	(28,789)	(52,553)	(2,363)	(873)	(21,810)	12,023	(94,365)
Gross Income	3,141	8,250	11,413	1,216	3,884	(547)	27,357	1,756	4,834	(225)	25	3,547	(445)	9,491
Gross Margin	10.4%	11.0%	29.6%	8.0%	15.1%		15.9%	5.8%	8.4%	-10.5%	2.8%	14.0%		9.1%
SG&A	(2,420)	(5,352)	(3,672)	(1,930)	(1,836)	(848)	(16,057)	(1,908)	(4,392)	(941)	(565)	(1,821)	(1,105)	(10,731)
Operating Income	722	2,898	7,741	(714)	2,048	(1,394)	11,300	(151)	442	(1,166)	(539)	1,726	(1,551)	(1,240)
Operating Margin	2.4%	3.8%	20.1%	-4.7%	8.0%		6.6%	-0.5%	0.8%	-54.6%	-60.0%	6.8%		-1.2%
EBITDA	1,772	6,113	7,991	93	2,922	(1,562)	17,328	947	3,617	(699)	(539)	2,634	(1,574)	4,386
Headcount	355	891	550	166	240	17	2,219	333	726	31	9	253	19	1,371

	Chile	Argentina	Coin	-	-	Interco	Brass Mills	Chile	Argentina	Coin	-	-	Interco	Brass Mills
Volume (tons)	22,590	5,462	3,875			(2,327)	29,601	19,275	1,063	2,958			(597)	22,699

Ch$ million
Revenues	39,327	10,290	11,132			(4,016)	56,733	34,547	2,341	7,799			(1,433)	43,254
COGS	(33,768)	(10,881)	(9,874)			3,907	(50,615)	(29,767)	(2,128)	(6,953)			1,477	(37,372)
Gross Income	5,559	(591)	1,258			(109)	6,118	4,780	212	846			44	5,882
Gross Margin	14.1%	-5.7%	11.3%				10.8%	13.8%	9.1%	10.9%				13.6%
SG&A	(2,258)	(1,925)	(875)			(219)	(5,277)	(3,079)	(476)	(662)			(301)	(4,518)
Operating Income	3,301	(2,516)	382			(327)	841	1,701	(264)	184			(257)	1,364
Operating Margin	8.4%	-24.4%	3.4%				1.5%	4.9%	-11.3%	2.4%				3.2%
EBITDA	4,769	(1,358)	757			(447)	3,722	3,156	(250)	492			(307)	3,091
Headcount	510	172	223			17	922	416	9	200			18	643

	Chile	Argentina	-	-	-	Interco	Flexible Packaging	Chile	Argentina	-	-	-	Interco	Flexible Packaging
Volume (tons)	7,489	3,276				0	10,765	7,802	2,659				0	10,461

Ch$ million
Revenues	20,740	13,105				0	33,845	22,566	8,284				(1)	30,849
COGS	(19,326)	(12,015)				0	(31,341)	(19,476)	(7,234)				1	(26,709)
Gross Income	1,413	1,091				0	2,504	3,090	1,050				0	4,139
Gross Margin	6.8%	8.3%					7.4%	13.7%	12.7%					13.4%
SG&A	(1,591)	(979)				(192)	(2,762)	(1,531)	(397)				(244)	(2,171)
Operating Income	(177)	112				(192)	(258)	1,559	653				(244)	1,968
Operating Margin	-0.9%	0.9%					-0.8%	6.9%	7.9%					6.4%
EBITDA	975	970				(189)	1,755	2,543	1,562				(241)	3,865
Headcount	486	164				0	650	463	156				0	619

	Aluminum Profiles	Curtain Walls	-	-	-	Interco	Aluminum	Aluminum Profiles	Curtain Walls	-	-	-	Interco	Aluminum
Volume (tons)	7,665	0				(2)	7,663	7,436	16				0	7,452

Ch$ million
Revenues	17,610	3,786				(6)	21,390	20,398	449				(0)	20,847
COGS	(14,022)	(3,921)				2	(17,941)	(15,260)	(358)				0	(15,618)
Gross Income	3,588	(135)				(4)	3,449	5,138	91				0	5,229
Gross Margin	20.4%	-3.6%					16.1%	25.2%	20.3%					25.1%
SG&A	(2,477)	(700)				(92)	(3,269)	(2,197)	(106)				(140)	(2,443)
Operating Income	1,111	(835)				(97)	179	2,941	(15)				(140)	2,786
Operating Margin	6.3%	-22.1%					0.8%	14.4%	-3.4%					13.4%
EBITDA	1,535	(705)				(95)	735	3,378	24				(138)	3,264

Última actualización 11/14/02
Por Marisol Fernández León